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                                                                 Exhibit 5.1.1

                             TOBIN & TOBIN
                      A PROFESSIONAL CORPORATION
                          ONE MONTGOMERY STREET       RICHARD TOBIN (1852-1887)
PHILLIP R. POLLOCK           FIFTEENTH FLOOR          ROBERT TOBIN (1875-1889)
                    SAN FRANCISCO, CALIFORNIA 94104   CYRIL R. TOBIN (1905-1977)
                       FACSIMILE (415) 433-3883
                             (415) 433-1400


                               November 3, 1998

Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle
Suite 250
Larkspur, CA  94939

            Re: Headlands Mortgage Securities, Inc. Registration Statement on Form S-3 (No. 333-46019) - Mortgage Pass-Through Certificates, Series 1998-1
                     ----------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates (the "Certificates") in an aggregate principal amount of up to $1,500,000,000. As described in the Registration Statement, the Certificates will be issued from time to time in series. This opinion relates to the above-referenced series of Certificates (the "Series 1998-1 Certificates) issued by a trust formed by the Company pursuant to a pooling and servicing agreement, dated as of October 1, 1998 (the "Pooling and Servicing Agreement") among the Company, PNC Mortgage Securities Corp., as seller and master servicer (the "Seller and Master Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The Series 1998-1 Certificates were sold pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and the underwriter named therein.

                  We have examined and relied upon copies of the Company's Bylaws, the Registration Statement, the Pooling and Servicing Agreement and the forms of Certificates included as exhibits thereto, the Underwriting Agreement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

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                  In our examination we have assumed the genuineness of all
signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Pooling and Servicing Agreement relating to the Series 1998-1 Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Seller and Master Servicer and the Trustee, the Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

                  2. The Series 1998-1 Certificates have been duly authorized by all necessary action on the part of the Company and duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and when issued and delivered against payment therefor as described in the Underwriting Agreement, will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Pooling and Servicing Agreement.

                  In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporation laws of the State of Delaware and the federal laws of the United States of America.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus and prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                              Very truly yours,

                                                              /s/ Tobin & Tobin